COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT IN
DREYFUS PREMIER STATE MUNICIPAL BOND FUND, PENNSYLVANIA
SERIES CLASS A SHARES AND THE LEHMAN BROTHERS MUNICIPAL BOND
INDEX

EXHIBIT A:                              DREYFUS
                                     PREMIER STATE
                                       MUNICIPAL
                                       BOND FUND,
 PERIOD            LEHMAN BROTHERS    PENNSYLVANIA
                   MUNICIPAL             SERIES
                   BOND INDEX *     (CLASS A SHARES)

 4/30/88            10,000                      9,550
 4/30/89            10,893                     10,717
 4/30/90            11,678                     11,488
 4/30/91            13,019                     12,837
 4/30/92            14,257                     14,245
 4/30/93            16,061                     16,124
 4/30/94            16,407                     16,473
 4/30/95            17,499                     17,568
 4/30/96            18,889                     18,879
 4/30/97            20,142                     20,180
 4/30/98            22,016                     22,163

*Source: Lehman Brothers